Exhibit 99.1

GNC Holdings, Inc. Reports Second Quarter 2012 Results

Increases Outlook for Full Year 2012

Second Quarter Revenue Increases 19.4% to $619.1 million

Second Quarter Domestic Company-Owned Same Store Sales Increases 12.9%

Second Quarter EPS of $0.62, a 59.0% increase over Second Quarter 2011 Adjusted EPS

PITTSBURGH, July 26, 2012 /PRNewswire/ – GNC Holdings, Inc. (NYSE: “GNC”) (the “Company”), a leading global specialty retailer of health and wellness products, today reported its financial results for the quarter and year-to-date period ended June 30, 2012.

In addition to presenting the Company’s financial results in conformity with U.S. generally accepted accounting principles (“GAAP”), the Company is also presenting results on an “adjusted” basis to exclude the impact of certain expenses related to an offering of 19.55 million shares of Class A common stock by certain of the Company’s stockholders (the “Offering”) in the first quarter of 2012, and the Company’s initial public offering (the “IPO”), debt refinancing (the “Refinancing”) and executive severance in 2011.

Second Quarter Performance

For the second quarter of 2012, the Company reported consolidated revenue of $619.1 million, an increase of 19.4% over consolidated revenue of $518.5 million for the second quarter of 2011.  Revenue increased in each of the Company’s segments: retail by 19.3%, franchise by 25.0%, and manufacturing/wholesale by 10.7%.  Same store sales increased 12.9% in domestic company-owned stores (including GNC.com sales), representing the Company’s 28th consecutive quarter of positive same store sales growth.  In domestic franchise locations, same store sales increased 15.8%.

Adjusted EBITDA, which the Company defines as net income before interest, income taxes, depreciation, amortization, sponsor obligation payments, transaction related costs and executive severance, for the second quarter of 2012 was $129.1 million, a $41.5 million, or 47.4%, increase over adjusted EBITDA of $87.6 million for the second quarter of 2011.  Adjusted EBITDA was 20.8% of revenue for the second quarter of 2012, compared to 16.9% for the second quarter of 2011.

For the second quarter of 2012, the Company reported net income of $66.7 million, compared to $36.0 million for the second quarter of 2011.  Net income for the second quarter of 2011 included non-recurring expenses associated with executive severance and a partial repayment of the Company’s Term Loan Facility with a portion of the proceeds from the IPO.  Excluding these 2011 expenses and the related tax impact, net income for the second quarter of 2012 increased $25.4 million or 61.5% over adjusted net income of $41.3 million for the second quarter of 2011.  Earnings per share were $0.62 for the second quarter of 2012, a 59.0% increase over adjusted earnings per share of $0.39 for the second quarter of 2011.

Brand Extension

The Company recently extended its relationship with Sam’s Club.  Beginning in the third quarter of 2012, GNC’s presence in all Sam’s Club locations will incorporate established shelf space with branded signage, adding to the existing rotational assortment program.

Joe Fortunato, Chairman, President & CEO, said, “GNC delivered another very strong quarter, as we continue to see strength across all business units.  In retail, each category contributed to our same store sales increase, which continues to be fueled by the success of our leading proprietary brands and products.  Our innovation capabilities, product pipeline, in-store selling culture and unique customer demographic - which is strongly focused on the health and wellness lifestyle - again demonstrates our ability to drive growth in our retail business, and provides continued opportunity.  Collectively, we are gaining market share, have sustained top-line growth opportunities, and have an operating structure that generates meaningful leverage.”

Second Quarter Segment Operating Performance

For the second quarter of 2012, retail segment revenue grew 19.3% to $458.6 million, compared to $384.3 million for the second quarter of 2011, driven primarily by a 12.9% domestic company-owned same store sales increase, including 27.9% growth in GNC.com revenue, the addition of LuckyVitamin.com (acquired August 31, 2011) and 155 net new stores from the end of the second quarter of 2011.  Operating income increased by 53.9%, from $63.4 million to $97.6 million, and was 21.3% of segment revenue for the second quarter 2012, compared to 16.5% for the second quarter of 2011.  The increase in operating income percentage was driven by higher gross margin, and expense leverage on the same store sales increase in occupancy, payroll, and marketing.

For the second quarter of 2012, franchise segment revenue grew 25.0% to $103.5 million, compared to $82.8 million for the second quarter of 2011, driven primarily by increased wholesale sales and royalty income in both domestic and international franchise operations.  Operating income increased 24.5%, from $25.9 million to $32.3 million, and was 31.2% of segment revenue for the second quarter of 2012, compared to 31.3% for the second quarter of 2011.

For the second quarter of 2012, manufacturing/wholesale segment revenue, excluding intersegment revenue, grew 10.7% to $56.9 million, compared to $51.4 million for the second quarter of 2011, driven primarily by a 29.7% increase in third party manufacturing contract sales.  Operating income increased 13.4% from $21.0 million to $23.9 million and was 41.9% of segment revenue for the second quarter of 2012 compared to 40.9% for the second quarter of 2011.  The increase in operating income percentage was driven by an increase in proprietary product sales.

Total operating income for the second quarter of 2012 was $117.1 million, a $44.4 million, or 61.0%, increase over operating income of $72.7 million for the second quarter of 2011.  Operating income for the second quarter of 2011 included $3.5 million of non-recurring corporate costs related to executive severance.

In the second quarter of 2012, the Company opened 36 net new domestic company-owned stores, 27 net new international franchise locations, 11 net new Rite Aid franchise store-within-a-store locations, and 5 net new domestic franchise locations, and closed 1 company-owned store in Canada.

Year-to-date Performance

For the first six months of 2012, the Company reported consolidated revenue of $1,243.4 million, an increase of 21.4% over consolidated revenue of $1,024.5 million for the first six months of 2011.  Revenue increased in each of the Company’s segments: retail by 20.9%, franchise by 28.0%, and manufacturing/wholesale by 14.1%.  Same store sales increased 14.4% in domestic company-owned stores (including GNC.com sales).  In domestic franchise locations, same store sales increased 17.1%.

Adjusted EBITDA for the first six months of 2012 was $254.1 million, an $84.7 million, or 50.0%, increase over Adjusted EBITDA of $169.5 million for the first six months of 2011.  Adjusted EBITDA was 20.4% of revenue for the first six months of 2012, compared to 16.5% for the first six months of 2011.

For the first six months of 2012, the Company reported net income of $130.5 million, compared to $45.9 million for the first six months of 2011.  Adjusting for expenses related to the Offering, adjusted net income for the first six months of 2012 was $131.2 million, 10.6% of revenue and a 72.2% increase over adjusted net income for the first six months of 2011.  Adjusted EPS were $1.22 for the first six months of 2012, as compared to $0.71 for the first six months of 2011.

For the first six months of 2012, the Company opened 71 net new domestic company-owned stores, 61 net new international franchise locations, 32 net new Rite Aid franchise store-within-a-store locations, and 9 net new domestic franchise locations, and closed 3 company owned stores in Canada.

For the first six months of 2012, the Company generated net cash from operations of $92.9 million, incurred capital expenditures of $20.8 million, repurchased $60.0 million in common stock under share repurchase programs, and paid $23.4 million in common stock dividends.  At June 30, 2012, the Company’s cash balance was $160.2 million.

Quarterly Dividend, Share Repurchase Program

The Company’s Board of Directors has authorized and declared a cash dividend of $0.11 per share of its common stock for the third quarter of 2012, payable on or about September 28, 2012 to stockholders of record at the close of business on September 14, 2012.  The Company currently intends to pay regular quarterly dividends; however, the declaration of such future dividends is subject to the final determination of the Company’s Board of Directors.

In the second quarter of 2012, the company completed all repurchases under authorized share repurchase programs, totaling 1.5 million shares.  Subsequently, as announced on June 19, 2012, the Company’s Board of Directors authorized a program to repurchase up to an aggregate $300 million of the Company’s common stock over the following twelve months.  At the end of the second quarter of 2012, diluted shares outstanding were approximately 107.7 million.

Current 2012 Outlook

The Company’s current outlook for 2012 is based on current expectations and includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Below is the Company’s current outlook for 2012, which is being revised since the Company last provided its outlook for 2012 on April 25, 2012:

•              Consolidated revenue of approximately $2.43 billion for the full year 2012, a 17.5% increase over 2011 consolidated revenue of $2.07 billion.  This is based on achieving an increase of approximately 11.5% in domestic company-owned same store sales for the full year 2012 (or approximately 9% for the third through fourth quarter of 2012), including the impact of GNC.com.  This compares to the Company’s previous outlook of an increase of approximately 14.5% in consolidated revenue, based on achieving a 10% domestic company-owned same store sales increase for the full year 2012, including the impact of GNC.com.

•              Consolidated adjusted earnings per diluted share (“Adjusted EPS”) of approximately $2.21 for the full year 2012, a 45% increase over 2011 Adjusted EPS of $1.52.  This compares to the Company’s previous outlook of approximately $2.05.

•              A full year tax rate of approximately 37%, and a diluted share count of approximately 107 million for the full year 2012, which includes the effect of deploying approximately one-half of the $300 million authorized share repurchase program ratably over the balance of 2012.

About Us

GNC Holdings, Inc., headquartered in Pittsburgh, PA, is a leading global specialty retailer of health and wellness products, including vitamins, minerals, and herbal supplement products, sports nutrition products and diet products, and trades on the New York Stock Exchange under the symbol “GNC.”

As of June 30, 2012, GNC has more than 7,800 locations, of which more than 6,000 retail locations are in the United States (including 933 franchise and 2,157 Rite Aid franchise store-within-a-store locations) and franchise operations in 55 countries (including distribution centers where retail sales are made).  The Company – which is dedicated to helping consumers Live Well – has a diversified, multi-channel business model and derives revenue from product sales through company-owned retail stores, domestic and international franchise activities, third party contract manufacturing, e-commerce and corporate partnerships.  GNC’s broad and deep product mix, which is focused on high-margin, premium, value-added nutritional products, is sold under GNC proprietary brands, including Mega Men®, Ultra Mega®, GNC Total Lean, Pro Performance®, Pro Performance® AMP and Beyond Raw®, and under nationally recognized third party brands.

Conference Call

GNC has scheduled a conference call and webcast to report its second quarter 2012 financial results on Thursday, July 26, 2012 at 9:00 am Eastern time.  To listen to this call, dial 1-877-232-1784 inside the U.S. and 706-679-4448 outside the U.S.  The conference identification number for all participants is 12444417.   A webcast of the call will also be available on www.gnc.com - via the Investor Relations section under “About GNC” - through August 26, 2012.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s financial condition, results of operations and business that is not historical information. Forward-looking statements can be identified by the use of terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “projects,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions of strategy and outlook. While GNC believes there is a reasonable basis for its expectations and beliefs, they are inherently uncertain, and the Company may not realize its expectations and its beliefs may not prove correct.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Actual results could differ materially from those described or implied by such forward-looking statements. For a listing of factors that may materially affect such forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission.

Management has included non-GAAP financial measures in this press release because it believes they represent a more effective means by which to measure the Company’s operating performance. The Company uses adjusted EBITDA to evaluate its performance relative to its competitors and also as a measurement for the calculation of management incentive compensation. Although the Company primarily views adjusted EBITDA as an operating performance measure, it also considers it to be a useful analytical tool for measuring its liquidity, its leverage capacity, and its ability to service its debt and generate cash for other purposes. Management also believes that adjusted EBITDA, adjusted net income and adjusted diluted earnings per share are useful to investors as they enable the Company and its investors to evaluate and compare the Company’s results from operations and cash resources generated from the Company’s business in a more meaningful and consistent manner by excluding specific items which are not reflective of ongoing operating results. Adjusted EBITDA, adjusted net income and adjusted diluted earnings per share are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to net income, operating income, or any other performance measures derived in accordance with GAAP, or as an alternative to GAAP cash flow from operating activities, as a measure of the Company’s profitability or liquidity.

GNC HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
	(unaudited)

Revenue	$619,081	$518,535	$1,243,354	$1,024,543
Cost of sales, including cost of warehousing, distribution and occupancy	379,644	327,618	763,208	649,779

Gross profit	239,437	190,917	480,146	374,764

Compensation and related benefits	78,376	75,363	158,419	146,636
Advertising and promotion	13,411	13,391	29,630	27,598
Other selling, general and administrative	30,573	29,418	62,358	57,901
Foreign currency loss	17	48	(76)	(119)
Transaction related costs (a)	-	-	686	12,362
Operating income	117,060	72,697	229,129	130,386

Interest expense, net	10,495	15,723	20,878	54,099

Income before income taxes	106,565	56,974	208,251	76,287

Income tax expense	39,894	20,970	77,723	30,360

Net income	$66,671	$36,004	$130,528	$45,927

Income per share - Basic and Diluted:

Net income	$66,671	$36,004	$130,528	$45,927
Preferred stock dividends	-	(494)	-	(4,726)
Net income available to common shareholders	$66,671	$35,510	$130,528	$41,201

Earnings per share:
Basic	$0.63	$0.35	$1.23	0.43
Diluted	$0.62	$0.34	$1.21	0.42

Weighted average common shares outstanding:
Basic	106,517	102,723	106,161	95,088
Diluted	107,927	105,908	107,917	97,972

(a) Expenses related to the Refinancing, the IPO, and the offering.

The following table provides a reconciliation of net income to adjusted EBITDA determined in accordance with GAAP for each period:

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
	(in thousands)
	(unaudited)
Net income	$66,671	$36,004	$130,528	$45,927
Interest expense, net	10,495	15,723	20,878	54,099
Income tax expense	39,894	20,970	77,723	30,360
Depreciation and amortization	11,994	11,407	24,329	22,891
Transaction related costs (a)	-	-	686	12,362
Executive severance	-	3,470	-	3,470
Sponsor obligations (b)	-	-	-	375
Adjusted EBITDA	$129,054	$87,574	$254,144	$169,484

(a) Expenses related to the Refinancing, the IPO, and the Offering.

(b) These obligations ceased upon consummation of the IPO.

The following table provides a reconciliation of net income and EPS to adjusted net income and adjusted EPS for each period:

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
	(in thousands)
	(unaudited)
Net Income	$66,671	$36,004	$130,528	$45,927
Transaction related costs (a)	-	-	686	12,362
Executive severance	-	3,470	-	3,470
Debt extinguishment costs (b)	-	4,897	-	28,100
Sponsor obligations (c)	-	-	-	375
Tax effect (d)	-	(3,079)	-	(14,017)
Adjusted net income	$66,671	$41,292	$131,214	$76,217

Adjusted earnings per share (e):
Basic	$0.63	$0.40	$1.24	$0.73
Diluted	$0.62	$0.39	$1.22	$0.71

Adjusted weighted average common shares outstanding (f):
Basic	106,517	103,802	106,161	103,761
Diluted	107,927	106,988	107,917	106,717

(a) Expenses related to the Refinancing, the IPO, and the Offering.

(b) Debt extinguishment costs that impacted interest expense included approximately $5.8 million in interest rate swap termination costs, $13.4 million of deferred financing fees related to former indebtedness, $1.6 million in original issue discount related to the Senior Toggle Notes, $2.4 million to defease the former Senior Notes and Senior Toggle Notes, and $4.9 million related to the expensing of fees as a result of the $300 million repayment of the Term Loan Facility in connection with the IPO in the second quarter of 2011.

(c) These obligations ceased upon consummation of the IPO.

(d) Effect on income taxes for other adjustments to net income.

(e) Net income available to common shareholders was adjusted in the earnings per share calculation for $0.5 million and $4.2 million of preferred stock dividends for the three and six months ended June 30, 2011 respectively.

(f) 2011 weighted average shares outstanding were adjusted as if all shares issued with the IPO were issued on January 1, 2011.

GNC HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2012	2011
	(unaudited)
Current assets:
Cash and cash equivalents	$160,167	$128,438
Receivables, net	127,005	114,190
Inventories	509,714	423,610
Prepaids and other current assets	41,263	38,777
Total current assets	838,149	705,015

Long-term assets:
Goodwill, brands and other intangibles, net	1,505,505	1,507,466
Property, plant and equipment, net	199,220	198,171
Other long-term assets	26,311	18,935
Total long-term assets	1,731,036	1,724,572

Total assets	$2,569,185	$2,429,587

Current liabilities:
Accounts payable	$158,936	$124,416
Current portion, long-term debt	1,588	1,592
Other current liabilities	109,204	104,525
Total current liabilities	269,728	230,533

Long-term liabilities:
Long-term debt	899,301	899,950
Other long-term liabilities	325,251	320,642
Total long-term liabilities	1,224,552	1,220,592

Total liabilities	1,494,280	1,451,125

Total stockholders’ equity	1,074,905	978,462

Total liabilities and stockholders’ equity	$2,569,185	$2,429,587

GNC HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six months ended
	June 30,
	2012	2011
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$130,528	$45,927
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on early extinguishment of debt	-	19,855
Depreciation and amortization expense	24,329	22,891
Amortization of debt costs	1,166	1,636
(Increase) decrease in receivables	(15,049)	611
Increase in inventory	(90,642)	(40,884)
Increase in accounts payable	34,475	30,158
Other operating activities	8,059	(677)
Net cash provided by operating activities	92,866	79,517

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(20,838)	(16,455)
Other investing activities	(1,895)	(1,422)
Net cash used in investing activities	(22,733)	(17,877)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid to shareholders	(23,409)	-
Repayment of long-term debt	(833)	(1,355,165)
Purchase of treasury stock	(59,960)	-
Repurchase of Class A preferred stock	-	(223,107)
Proceeds from issuance of long-term debt	-	1,196,200
Proceeds and tax benefit from exercise of stock options	48,443	237,253
Other financing activities	(2,500)	(12,409)
Net cash used by financing activities	(38,259)	(157,228)

Effect of exchange rate on cash and cash equivalents	(145)	(344)
Net increase (decrease) in cash and cash equivalents	31,729	(95,932)
Beginning balance, cash and cash equivalents	128,438	193,902
Ending balance, cash and cash equivalents	$160,167	$97,970

Segment Financial Data and Store Counts (unaudited)

Retail Segment — Company-owned stores in the U.S. and Canada as well as e-commerce

	Three months ended		Six months ended
	June 30,		June 30,
$ in thousands	2012	2011	2012	2011
	(unaudited)
Revenue	$458,632	$384,304	$928,453	$768,007
Comp store sales - domestic, including e-commerce	12.9%	10.7%	14.4%	9.0%
Operating Income	$97,617	$63,409	$190,792	$127,006
% Revenue	21.3%	16.5%	20.5%	16.5%

Franchise Segment — Franchise-operated domestic and international locations

	Three months ended		Six months ended
	June 30,		June 30,
$ in thousands	2012	2011	2012	2011
	(unaudited)
Domestic	$62,785	$53,773	$126,353	$102,795
International	40,754	29,054	78,671	57,416

Total revenue	$103,539	$82,827	$205,024	$160,211
Operating income	$32,290	$25,938	$66,719	$51,294
% Revenue	31.2%	31.3%	32.5%	32.0%

Manufacturing/Wholesale Segment - Third-party contract manufacturing; wholesale and consignment sales with Rite Aid, PetSmart, Sam’s Club and www.drugstore.com

	Three months ended		Six months ended
	June 30,		June 30,
$ in thousands	2012	2011	2012	2011
	(unaudited)
Revenue	$56,910	$51,404	$109,877	$96,325
Operating income	$23,858	$21,043	$46,695	$37,597
% Revenue	41.9%	40.9%	42.5%	39.0%

Consolidated unallocated costs (a)

	Three months ended		Six months ended
	June 30,		June 30,
$ in thousands	2012	2011	2012	2011
	(unaudited)
Warehousing and distribution costs	$(15,625)	$(15,239)	$(31,420)	$(30,387)
Corporate costs (b)	$(21,080)	$(22,454)	$(42,971)	$(42,762)
Transaction related costs	$-	$-	$(686)	$(12,362)

(a)          Part of consolidated operating income.

(b)          Includes $3.5 million of executive severance for the three and six months ended June 30, 2011.

Consolidated Store Count Activity

	Six months ended June 30, 2012
	Company-	Franchised stores
	owned (b)	Domestic	International	Rite Aid	Total
Beginning of period balance	3,046	924	1,590	2,125	7,685
Store openings (a)	91	32	90	39	252
Store closings	(23)	(23)	(29)	(7)	(82)
End of period balance	3,114	933	1,651	2,157	7,855

	Six months ended June 30, 2011
	Company-	Franchised stores
	owned (b)	Domestic	International	Rite Aid	Total
Beginning of period balance	2,917	903	1,437	2,003	7,260
Store openings (a)	64	29	73	75	241
Store closings	(22)	(26)	(9)	(3)	(60)
End of period balance	2,959	906	1,501	2,075	7,441

(a) openings include new stores and corporate/franchise conversion activity
(b) including Canada

Contacts:

Investors:        Michael M. Nuzzo, Executive Vice President and CFO

(412) 288-2029, or

Dennis Magulick, Senior Director Treasury & Investor Relations

(412) 288-4632

SOURCE:             GNC Holdings, Inc.

Web site:             http://www.gnc.com/